Exhibit 32.2

CERTIFICATION
Pursuant to 18 United States Code Section 1350,
As adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to the best of my knowledge, the Quarterly Report on Form 10-Q for the period ended March 31, 2004 of Graphic Packaging Corporation (the ‘‘Company’’) filed with the Securities and Exchange Commission on the date hereof fully complies with the requrements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOHN T. BALDWIN
Name: John. T. Baldwin
Title: Senior Vice President and Chief Financial Officer
Date: May 6, 2004